EXHIBIT 99.1

FREMONT GENERAL CORPORATION HIRES SQUAR MILNER AS

INDEPENDENT AUDITORS

(SANTA MONICA, CALIFORNIA) – April 25, 2007: Fremont General Corporation (the “Company”) (NYSE:FMT), doing business primarily through its wholly-owned industrial bank, Fremont Investment & Loan, today announced that the Audit Committee of the Board of Directors has engaged Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as its independent registered public accounting firm.

“With a strong reputation as a trusted independent auditor, and significant experience in the financial services industries and with SEC registrants, Squar Milner is a great fit with our Company,” the Company said. “Squar Milner will begin work immediately to complete the audit of the Company’s financial statements for the year ended December 31, 2006.”

Regulatory Filings

The Company’s periodic reports as filed with the SEC can be accessed at www.fremontgeneral.com and on the EDGAR section of the SEC’s website at www.sec.gov.

About Fremont General

Fremont General Corporation is a financial services holding company which is engaged in real estate lending operations on a nationwide basis. To find out more about Fremont General, or to subscribe to the Company’s Email Alert feature notification of Company news and events, please visit www.fremontgeneral.com.

About Squar, Milner, Peterson, Miranda & Williamson, LLP

Squar Milner is a leading provider of accounting and financial advisory services to clients across the United States. It was formed by the merger of two highly respected firms in 2006. Founded in Orange County in 1981, Squar Milner merged with the well-established San Diego firm of Peterson & Co., LLP, founded in 1951. Squar Milner is an independent member of BKR International, an association of 130 independent accounting firms with 300 offices in 66 countries that are selected on the basis of reputation, clientele, performance and professionalism.

Forward-Looking Statements

This news release may contain “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company’s currently reported results are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company’s reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company’s projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:

•	the impact of the Company’s withdrawal from the sub-prime residential real estate mortgage lending business;

•	the probability of the completion of the proposed agreement to sell substantially all of the Company’s sub-prime residential real estate business and loans;

•	changes in the interest rate and competitive environments;

•	changes in general and specific economic conditions and trends;

•	changes in asset and loan valuations and the costs of originating loans;

•	changes in the volumes of loans originated, loans sold, the pricing of existing and future loans, and the values realized upon the sale of such loans;

•	access to the necessary capital and deposit resources to fund loan originations and the condition of the whole loan sale and securitization markets;

•	the impact of home price valuations and other changes in the commercial and residential real estate markets;

•	the effect of litigation, state and federal legislation and regulations, and development of, and the variability in determining, the allowance for loan losses;

•	the impact of the Cease and Desist Order issued by the Federal Deposit Insurance Corporation on the Company’s ability to conduct its business;

•	the impact of changes in federal and state tax laws and interpretations, including tax rate changes;

•	the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•	other events and factors beyond our control.

For a more detailed discussion of risks and uncertainties, see the Company’s public filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements.

CONTACT: Investor Relations – Phone: (310) 315-5500

WEBSITE: www.fremontgeneral.com

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